Exhibit 99.10

Aparicio, Andy

From:	Broadcast Mail on behalf of Koffel, Martin
Sent:	Sunday, July 13, 2014 3:17 PM
To:	All Corporate Employees; All EC Employees; All IE Employees; All FS Employees; All O&G Employees
Cc:	Management Committee
Subject:	URS to Join AECOM

I am pleased to let you know that URS will be joining AECOM Technology Corporation. Earlier today, our companies jointly issued a press release announcing that we have signed a definitive agreement under which AECOM will acquire URS.

This is a strategically important development for our company. It marks the culmination of a journey that we began 25 years ago to transform URS from a small, regional engineering firm in the United States into an industry-leading provider of engineering, construction, and technical services. Working together, we have built a successful and highly regarded organization. Now, by joining forces with one of our most recognized industry peers, we can build a stronger future and create greater opportunities to prosper and grow—both as a combined company and as individuals in our respective careers.

As many of you know, AECOM is a leading provider of integrated infrastructure and support services with approximately 45,000 employees in 150 countries around the world. Ranked the #1 design firm by Engineering News-Record, AECOM serves a broad range of markets, including transportation, facilities, environmental, energy, water, and government. AECOM is a publicly held company, traded on the New York Stock Exchange under the symbol ACM.

As you learn more about AECOM and our plans for the future, I am confident you will share my enthusiasm for the potential of the combined company. Our businesses are highly complementary, and each company brings unique strengths to the combined organization. By joining forces, URS and AECOM will be one of the largest global providers of integrated engineering, construction, and support services, with more than 95,000 employees in 150 countries. Together, we will have the expertise, scale, and resources to design, build, finance, and operate major projects worldwide across a broad range of markets.

I have been working closely with Mike Burke, AECOM’s President and Chief Executive Officer, and key members of the leadership teams from both URS and AECOM to plan our path forward, and I am confident of a smooth transition. Our companies share strong business values, including an uncompromising commitment to operational and technical excellence, safety, ethics, sustainability, and corporate responsibility. These core values, which have been instrumental to our success, will not change.

Of course, announcements of this kind can create uncertainty in the short term, particularly until integration plans are finalized. However, for most of you, the acquisition will have no immediate impact on your day-today responsibilities, the work you are currently performing, or your existing reporting structure. Also, we will retain our current URS benefits and vendors through the 2015 year. Upon closing, we will begin working together as a single company. Many of you will have the opportunity to collaborate with new colleagues, share your expertise, and learn about new areas of our combined business.

I can assure you that both URS and AECOM approach the integration of our two companies with excitement, optimism, and a strong spirit of collaboration. Many of you joined URS through previous acquisitions, and as you know, our goal always has been to combine the expertise, best practices, and management teams of both companies to build an even stronger organization. AECOM shares this approach and understands, as we do, that the success of the integration will depend on our ability to create more opportunities for our combined company and for our employees than we could offer as stand-alone firms. With your support and flexibility, I am confident we will succeed.

At the completion of the acquisition, Mike Burke will serve as the President and Chief Executive Officer for the combined company, and many members of URS’ leadership will have prominent roles in the new organization, including our Division Presidents, Gary Jandegian, George Nash, Wayne Shaw, and Randy Wotring, and URS’ General Counsel, Joe Masters. URS’ Chief Financial Officer, Tom Hicks, also will play an active role in the combined company’s integration activities.

As integration plans are finalized and other decisions are made, we will communicate with you regularly. In the meantime, you can learn more about the strategic benefits of our plans to join AECOM on The Sourse and on a new transaction website, which you can access at www.aecom-urs.com.

It is important to note that today’s announcement represents just the beginning of the acquisition process. While we expect the transaction to close in the fourth quarter of 2014, it is still subject to customary regulatory and stockholder approvals. Until this occurs, URS and AECOM will remain independent companies, and it is business as usual until closing.

This is an exciting time at URS. Joining together with AECOM represents an important opportunity for our clients, stockholders, and for you, our employees. I look forward to updating you on our activities and progress in the weeks ahead.

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Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AECOM intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000. Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Additionally, information about the transaction is available online at www.aecom-urs.com.

AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about AECOM’s directors and executive officers is available in AECOM proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on Jan. 24, 2014. Information about URS’ directors and executive officers is available in URS’ proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements:

All statements in this document other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which AECOM and URS operate and beliefs of and assumptions made by AECOM management and URS management, involve uncertainties that could significantly affect the financial results of AECOM or URS or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving AECOM and URS, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to creating value for stockholders, benefits of the transaction to customers and employees of the combined company, integrating our companies, cost savings, providing stockholders with a more attractive currency, and the expected timetable for completing the proposed transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the interest rate on any borrowings incurred in connection with the transaction; the impact of the indebtedness incurred to finance the transaction; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the outcome of any legal proceedings that have been or may be instituted against URS and/or AECOM and others following announcement of the transaction; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by AECOM and URS. AECOM and URS do not intend, and undertake no obligation, to update any forward-looking statement.